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                                                                    EXHIBIT 10.1


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                              INVESTMENT AGREEMENT

                                   DATED AS OF

                                OCTOBER 30, 1998





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                              INVESTMENT AGREEMENT

               This Investment Agreement (this "Agreement") dated as of October 30, 1998 is made by and between iMall, Inc., a Nevada corporation (the "Corporation"), and First Data Merchant Services Corporation, a Florida corporation ("Investor").

                                    RECITALS

                  WHEREAS, the Corporation is in the business of developing Internet commerce concepts;

                  WHEREAS, in order to finance the Corporation's continued growth, the Corporation desires to issue and sell to Investor, and Investor desires to purchase from the Corporation, an aggregate of two million (2,000,000) shares of the authorized and unissued shares of common stock of the Corporation, par value $.008 per share (the "Common Stock"); and

                  WHEREAS, in order to provide additional incentive for the future cooperation of the Corporation and Investor, the Corporation desires to commit to the issuance to Investor and Investor desires to receive from the Corporation a warrant (the "Warrant") in the form set forth in Exhibit A to purchase an additional five million (5,000,000) shares of Common Stock subject to the satisfaction of certain performance objectives.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                              Sale of Common Shares

                  1.1. Sale of Common Shares. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties of the Corporation set forth herein or in certificates delivered pursuant hereto, the Corporation agrees to issue, sell and deliver to Investor, free and clear of any liens, claims, charges and encumbrances whatsoever, except as set forth in the Stockholders Agreement (as defined below), and Investor agrees to purchase from the Corporation, the Common Shares (as defined below) for $7.00 per share in cash.

                  1.2. Closing. (a) The closing of the sale and purchase (the "First Closing") of 1,540,000 shares of Common Stock (the "First Common Shares") shall be held at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 3:30 p.m. local time, on October 30, 1998 or such other time, date and place as may be agreed to in writing by the Corporation and Investor (such time and date are herein called the "First Closing Date").



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                  (b) The closing of the sale and purchase (the "Second
Closing") of 460,000 shares of Common Stock (the "Second Common Shares" and, together with the First Common Shares, the "Common Shares") shall be held at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, on the second business day following the day on which the last of the conditions set forth in Sections 4.3 and 4.4 shall have been fulfilled or waived (if permissible) or such other time, date and place as may be agreed to in writing by the Corporation and Investor (such time and date are herein called the "Second Closing Date").

                  1.3. Delivery. (a) At the First Closing, the Corporation will issue and deliver to Investor, against the payment by such Investor of the aggregate purchase price of $10,780,000 by wire transfer of immediately available funds to an account which has been designated in writing by the Corporation, the First Common Shares, duly executed by the Corporation and registered in the name of Investor.

                  (b) At the Second Closing, the Corporation will issue and deliver to Investor, against the payment by such Investor of the aggregate purchase price of $3,220,000 by wire transfer of immediately available funds to an account which has been designated in writing by the Corporation, the Second Common Shares, duly executed by the Corporation and registered in the name of Investor.

                  (c) Unless otherwise specified by Investor, all of the First Common Shares shall be represented by a single certificate and all the Second Common Shares shall be represented by a single certificate.


                                   ARTICLE II

                Representations and Warranties of the Corporation

                  The Corporation hereby represents and warrants to Investor as follows:



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                  Section 2.1. Organization, Qualifications and Corporate Power.
The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified or in good standing would not in the aggregate have a Material Adverse Effect (as defined herein). The Corporation has the power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Corporation has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement between the Corporation and Investor in the form of Exhibit B attached hereto (the "Registration Rights Agreement"), the Stockholders Agreement in the form of Exhibit C attached hereto (the "Stockholders Agreement"), and the Marketing Agreement in the form of Exhibit D attached hereto (the "Marketing Agreement"), and to issue, sell and deliver the First Common Shares and, subject to the approval of the stockholders contemplated by Section 8.3, to issue, sell and deliver the Second Common Shares and to issue, sell, perform and deliver the Warrant and the Warrant Shares (as defined in the Warrant). The Corporation is in compliance in all material respects with all of the terms and provisions of the Corporation's Articles of Incorporation, as amended (the "Charter"), and the Corporation's By-laws (the "By-laws").

                  Section 2.2. Authorization of Agreements, Etc. (a) The execution, delivery and performance by the Corporation of this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Marketing Agreement, and the issuance, sale, delivery and performance of the First Common Shares and, assuming the approval of the stockholders contemplated by Section 8.3, the Second Common Shares, the Warrant and the Warrant Shares, (i) have been duly authorized by all requisite corporate action, (ii) will not violate (v) any provision of law, (w) the rules of the Nasdaq Stock Market, (x) any order of any court or other agency of government, (y) the Charter or the By-laws, or (z) any provision of any indenture, agreement or other instrument to which the Corporation or any of its respective properties or assets is bound, (iii) will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such order, indenture, agreement or other instrument, and (iv) will not result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation except for such exceptions to clauses (ii)(z), (iii) and (iv) which, individually and in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business, prospects or property of the Corporation and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and which, individually and in the aggregate, could not reasonably be expected to have any adverse effect on the rights of Investor under this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Marketing Agreement and the Warrant.



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                  (b) The First Common Shares and, assuming the approval of the stockholders contemplated by Section 8.3, the Second Common Shares, the Warrant and the Warrant Shares, have been duly authorized and the Common Shares and the Warrant Shares, when issued in accordance with this Agreement or the Warrant, as applicable, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances, except as set forth in the Stockholders Agreement. The issuance, sale and delivery of the Common Shares, the Warrant and the Warrant Shares are not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

                  Section 2.3. Validity. This Agreement has been duly executed and delivered by the Corporation and, assuming the due authorization, execution and delivery thereof by Investor, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Each of the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement and the Warrant, when executed and delivered in accordance with this Agreement and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Corporation, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


                  Section 2.4. Authorized Capital Stock. (a) The authorized capital stock of the Corporation consists of 37,500,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 5,250,000 shares have been designated Series A 9% Convertible Preferred Stock (the "Series A Preferred Stock"). On October 30, 1998, 7,756,006 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The Series A Preferred Stock is the only series of Preferred Stock of the Corporation issued and outstanding. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Corporation are as set forth in the Charter and the Certificate of Designation of the Series A Preferred Stock and amendments thereto (the "Certificate of Designation"), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the Charter, Certificate of Designation or SEC Documents (as defined herein),
(i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Corporation from the Corporation or any of its subsidiaries is authorized or outstanding and (ii) there is no commitment by the Corporation to



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issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or the Certificate of Designation or as set forth in the SEC Documents, the Corporation has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. The Corporation does not know of any voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Corporation or any of its subsidiaries (whether or not any of them is a party thereto), except for this Agreement and the Stockholders Agreement. All of the outstanding securities of the Corporation have been issued in compliance in all material respects with all applicable Federal and state securities laws. Except for the Registration Rights Agreement, or as set forth in the SEC Documents or as set forth in Schedule 2.4 hereof, there are no agreements or understandings granting to any Person any right to cause the Corporation to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of its capital stock.

                  (b) The Corporation has reserved, and at all times from and after the date hereof will keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, sufficient shares of Common Stock to provide for the full exercise of the Warrant. The foregoing reservation of shares of Common Stock shall at all times assume that the Warrant will be exercisable into the maximum number of shares of Common Stock issuable upon such exercise.

                  Section 2.5. SEC Documents. Except as set forth in Schedule 2.5(a) hereof, the Corporation has filed all documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1996. As of their respective dates, all documents filed by the Corporation with the SEC since January 1, 1996 (the "SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Corporation included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Corporation and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as set forth in the SEC



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Documents and Schedule 2.5(b) hereof, since January 1, 1998, (i) there has been no change in the assets, liabilities or financial condition of the Corporation, except for changes in the ordinary course of business which individually or in the aggregate have not been materially adverse, and (ii) the condition (financial or otherwise), results of operations or business, prospects or property of the Corporation has not been materially adversely affected by any occurrence, state of facts or development, individually or in the aggregate, whether or not insured against.


                  Section 2.6. Events Subsequent to January 1, 1998. Except as set forth in the SEC Documents and in Schedule 2.6, since January 1, 1998, the Corporation has not (i) issued any stock, bond or other security (except shares issued in connection with the exercise of employee stock options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (iii) declared or made any payment or distribution to equity holders or purchased or redeemed any share of its capital stock or other security, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current taxes not yet due and payable, except for mortgages, pledges or liens that do not exceed $50,000 in the aggregate, (v) sold, assigned or transferred any of its assets except in the ordinary course of business, or canceled any debt or claim, (vi) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business, (vii) made any material change to the Corporation's employee benefit plans, (viii) made any change in the Corporation's accounting principles and practices, (ix) made any material change in the manner of business or operations, (x) entered into any material transaction except in the ordinary course of business or as otherwise contemplated hereby or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing.

                  Section 2.7. Litigation; Compliance with Law. Except as set forth in the SEC Documents and in Schedule 2.7, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Corporation, threatened against the Corporation or its assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Corporation or (iii) governmental inquiry pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation (including, without limitation, any inquiry as to the qualification of the Corporation to hold or receive any license or permit), and there is no basis for any of the foregoing which, in each case, could reasonably be expected to have a Material Adverse Effect. The Corporation is not in default with respect to any order, writ, injunction or decree known to or served upon the Corporation of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Corporation pending or threatened against others. The Corporation has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except for such failures to comply which, individually and in the aggregate, would



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not have a Material Adverse Effect, and the Corporation has all necessary permits, licenses and other authorizations required to conduct its business in all material respects as conducted. To the knowledge of the Corporation, there is no existing rule, regulation or order, whether Federal or state, which would prohibit or restrict the Corporation from, or otherwise materially adversely affect the Corporation in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.


                  Section 2.8. Proprietary Information of Third Parties; Intellectual Property. (a) No third party has claimed in writing or, to the knowledge of the Corporation, has a valid basis to claim that any Person employed by or affiliated with the Corporation has (i) violated or is violating any of the terms or conditions of such Person's employment, non-competition or nondisclosure agreement with such third party, (ii) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested in writing information from the Corporation which could reasonably be interpreted to suggest that such a claim might be contemplated. To the knowledge of the Corporation, no Person employed by or affiliated with the Corporation has employed or proposes to employ, any trade secret or any information or documentation in violation of the proprietary rights of any former employer, and, to the knowledge of the Corporation, no Person employed by or affiliated with the Corporation has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Corporation and there is no reason to believe there will be any such employment or violation. To the knowledge of the Corporation, none of the execution, delivery or performance of this Agreement, or the carrying on of the business of the Corporation as officers, employees or agents by any officer, director or key employee of the Corporation or the conduct or proposed conduct of the business of the Corporation will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

                  (b) The Corporation owns or possesses all licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, Internet domain names, trade names, software, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and, to the knowledge of the Corporation, as proposed to be conducted, and no claim is pending or, to the knowledge of the Corporation, threatened to the effect that the operations of the Corporation infringe upon, misappropriate, violate or conflict with the asserted rights of any other Person under any Intellectual Property. To the knowledge of the Corporation there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Corporation, threatened to the effect that any



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such Intellectual Property owned or licensed by the Corporation, or which the
Corporation otherwise has the right to use, is invalid or unenforceable by the Corporation, and, to the knowledge of the Corporation, there is no basis for any such claim (whether or not pending or threatened). Except as set forth in
Schedule 2.8 hereof, the Corporation has not granted or assigned to any other Person or entity any right to license or sell the software of the Corporation.


                  Section 2.9. Title to Properties. The Corporation has good title to its properties and assets reflected on the balance sheet included in the Corporation's 10-QSB for the quarter ended June 30, 1998 (the "Balance Sheet") or acquired since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets of the Corporation are, and at each of the First Closing and Second Closing will be, free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Corporation.

                  Section 2.10. Taxes. (i) The Corporation has timely filed all Federal, state, county, local and foreign tax returns required to be filed by it except where failures to file such tax returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation; (ii) all such tax returns are complete and accurate except where failures of such tax returns to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation; (iii) the Corporation has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges that have become due or payable except where failures to pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation; (iv) the Corporation has withheld and collected all amounts required to be withheld from amounts owing to employees, creditors and third parties except where failures to withhold and collect such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation; (v) adequate reserves have been established for all taxes accrued but not yet payable except where failures to establish such reserves would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation;
(vi) no deficiency or adjustment of the Corporation's Federal, state, county, local or foreign taxes has been asserted or proposed, or is pending or threatened except where such deficiencies or adjustments did not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Corporation; (vii) there are no tax liens outstanding against the assets, properties or business of the Corporation other than liens for current taxes not yet due and payable except where such liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation; and (viii) the Corporation has never been a member of any "affiliated



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group" for federal income tax purposes, or any similar group for tax purposes, other than the group of which it is currently a member.

                  Section 2.11. Status of Contracts. The Corporation and, to the knowledge of the Corporation, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Corporation is a party or by which it or its property may be bound nor is there or is there alleged to be any basis for termination thereof, other than for such exceptions to the foregoing, which, individually and in the aggregate, would not have a Material Adverse Effect.


                  Section 2.12. Governmental Approvals. Subject to the accuracy of the representations and warranties of Investor set forth in Section 3.3, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Corporation of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement or the issuance, sale and delivery of the Common Shares, the Warrant and the Warrant Shares, other than filings to be made with the SEC in connection with the stockholders meeting contemplated by Section
8.3 and with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the SEC and filings pursuant to state securities laws provided therein and those filings that may be required under any applicable state securities laws which filings shall be made in a timely fashion.

                  Section 2.13. Disclosure. This Agreement does not contain any untrue statement of a material fact. The statements, documents, certificates or other items prepared and supplied by the Corporation with respect to the transactions contemplated hereby, taken together with the SEC Documents, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein not misleading.

                  Section 2.14. Brokers. Except as set forth in Schedule 2.14, the Corporation has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement for which the Corporation shall have any liability or responsibility.

                  Section 2.15. Transactions With Affiliates. Except as disclosed in the SEC Documents and Schedule 2.15, no director, officer, employee or stockholder owning more than 5% of the outstanding capital stock of the Corporation, or member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Corporation, including any contract, agreement or other arrangement



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providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, if in each case such transaction was required to be disclosed in such SEC Documents. The Corporation has terminated its relationship with Sierra Advertising and has no obligation to make any further payments in excess of $10,000 in the aggregate to, or obtain services from, Sierra Advertising.


                  Section 2.16. Employees. To the knowledge of the Corporation, other than in connection with the closing of the seminar division, no officer or key employee of the Corporation has advised the Corporation, orally or in writing, that he or she intends to terminate employment with the Corporation during the 24 months succeeding the date hereof. The Corporation has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity and collective bargaining, and with the Employee Retirement Income Security Act of 1974, as amended, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect.

                  Section 2.17. Significant Customers and Suppliers. No customer or supplier which was significant to the Corporation during the last 12 months or is significant to its projected future results for the next 12 months, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to it.

                                   ARTICLE III

                   Representations and Warranties of Investor

                  Investor represents and warrants to the Corporation as follows:

                  Section 3.1. Organization, Qualifications and Corporate Power. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Corporation has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the Marketing Agreement, and to purchase and receive the Common Shares and the Warrant.

                  Section 3.2. Authorization of Agreements, Etc. Investor has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Marketing Agreement, its performance of the obligations thereunder, and its consummation of the transactions contemplated thereby. This Agreement has been executed and delivered by an authorized representative of Investor in accordance with such authorization. Assuming the due authorization, execution and delivery hereof by the Corporation, this Agreement constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms. Each of the Registration Rights Agreement,



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the Stockholders Agreement and the Marketing Agreement, when executed and delivered in accordance with this Agreement and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of Investor, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


                  Section 3.3. Investment Representation. Investor is acquiring the Common Shares and will acquire the Warrant and Warrant Shares for Investor's own account and not with a view to reselling or distributing such securities in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Common Shares and the Warrant. Investor understands that the Common Shares and, when issued, the Warrant and the Warrant Shares have not been registered under the Securities Act or any applicable state securities laws (collectively, the "Acts") and that the Corporation is relying upon exemptions from registration under the Acts based in part on Investor's representations under this Agreement, and that the Common Shares and, when issued, the Warrant and the Warrant Shares may not be resold without registration under the Acts or an exemption therefrom. Investor has had the opportunity to ask questions of, and receive answers from, the Corporation concerning the terms and conditions of the offering of the Common Shares and the Warrant and the Warrant Shares and to obtain additional information (including, without limitation, documents) about the Corporation and it has obtained such information. Investor is not an entity formed solely to make this investment. Investor is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

                  Section 3.4. Brokers and Finders. No Person or entity acting on behalf or under the authority of Investor is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transaction contemplated hereby.


                                   ARTICLE IV

                 Conditions to First Closing and Second Closing

                  Section 4.1. Conditions to First Closing by Investor. The obligation of Investor to purchase the First Common Shares at the First Closing is subject to the fulfillment to the reasonable satisfaction of Investor at or prior to the First Closing of each of the following conditions:



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

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement or any agreement, instrument or certificate delivered pursuant hereto which are qualified as to materiality shall be true, correct and complete, and those representation and warranties which are not so qualified shall be true, correct and complete in all material respects, in each case, on and as of the First Closing Date, and the Corporation, with respect to the representations and warranties of the Corporation, shall have delivered to Investor a certificate of the President and Chief Financial Officer of the Corporation, dated the First Closing Date, to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation on or prior to the First Closing Date shall have been performed or complied with in all material respects and the Corporation shall have delivered to Investor a certificate of the President and Chief Financial Officer of the Corporation, dated the First Closing Date, to that effect.

                  (c) Qualifications. On or prior to the First Closing Date, all authorizations, approvals or permits of, or filings with, any governmental authority that are required prior to the First Closing in connection with the issuance of the First Common Shares and the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the First Closing Date.

                  (d) Secretary's Certificate. At the First Closing, the Corporation shall have delivered to Investor copies of the Charter, certified by the Secretary of State of the State of Nevada, and copies of each of the following, in each case certified as of the First Closing Date by the Secretary of the Corporation:

                           (i)  the By-laws;

                           (ii) resolutions of the Board of Directors of the
                  Corporation, authorizing and approving, as appropriate, this Agreement and the transactions contemplated hereby, the execution, issuance, sale and delivery of the Common Shares and execution, issuance, sale, delivery and performance of the Warrant, and the execution, delivery and performance of the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement and the transactions contemplated hereby and thereby; and

                           (iii) the signatures and incumbency of the officers
                  of the Corporation authorized to execute and deliver the documents to which the Corporation is a party.

                  (e) Good Standing Certificates. At the First Closing, the Corporation shall have delivered to Investor a good standing certificate dated not more than five business days prior to the First Closing Date relating to the Corporation from the State of Nevada.

                  (f) Consents. At the First Closing, the Corporation shall have delivered to Investor copies of all consents and approvals of third parties required under any licenses or agreements or otherwise in connection with the execution, delivery or performance by the Corporation of this Agreement or any of the other agreements or documents contemplated hereby.

                  (g) Registration Rights Agreement. At the First Closing, the Corporation shall have executed and delivered to Investor the Registration Rights Agreement.

                  (h) Stockholders Agreement. At the First Closing, the Corporation and the other parties thereto (other than Investor) shall have executed and delivered to Investor the Stockholders Agreement.

                  (i) Marketing Agreement. At the First Closing, the Corporation shall have executed and delivered to Investor the Marketing Agreement.

                  (j) Legal Opinion. At the First Closing, Latham & Watkins shall have delivered to Investor an opinion, dated the First Closing Date, addressed to the Investor and in the form attached hereto as Exhibit E.

                  (k) Additional Documents. Investor shall have received such other documents, instruments, approvals or opinions as Investor may reasonably request.

                  Section 4.2. Conditions to First Closing by the Corporation. The obligation of the Corporation to issue the First Common Shares at the First Closing is subject to the fulfillment to the reasonable satisfaction of Corporation at or prior to the First Closing of each of the following conditions:

                  (a) Stockholders Agreement. At the First Closing, the Investor shall have executed and delivered to the Corporation the Stockholders Agreement.

                  (b) Marketing Agreement. At the First Closing, the Investor shall have executed and delivered to the Corporation the Marketing Agreement.

                  Section 4.3. Conditions to Second Closing by Investor. The obligation of Investor to purchase the Second Common Shares at the Second Closing is subject to the fulfillment to the reasonable satisfaction of Investor at or prior to the Second Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement or any agreement, instrument or certificate delivered pursuant hereto which are qualified as to materiality shall be true, correct and complete, and those representation and warranties which are not so qualified shall be true, correct and complete in all material respects, in each case, on and as of the Second Closing Date, and the Corporation, with respect to the representations and warranties of the Corporation, shall have delivered to Investor a certificate of the President and Chief Financial Officer of the Corporation, dated the Second Closing Date, to that effect.

                  (b) Stockholder Approval. The issuance of the Second Common Shares, the Warrant and the Warrant Shares shall have been approved by the requisite vote of stockholders of the Corporation in accordance with the applicable Nasdaq Marketplace Rules.

                  (c) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation on or prior to the Second Closing Date shall have been performed or complied with in all material respects and the Corporation shall have delivered to Investor a certificate of the President and Chief Financial Officer of the Corporation, dated the Second Closing Date, to that effect.

                  (d) Qualifications. On or prior to the Second Closing Date, all authorizations, approvals or permits of, or filings with, any governmental authority that are required prior to the Second Closing in connection with the issuance of the Second Common Shares and the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Second Closing Date.

                  (e) Secretary's Certificate. At the Second Closing, the Corporation shall have delivered to Investor copies of the Charter, certified by the Secretary of State of the State of Nevada, and copies of each of the following, in each case certified as of the Second Closing Date by the Secretary of the Corporation:

                           (i)  the By-laws;

                           (ii) resolutions of the Board of Directors of the
                  Corporation, authorizing and approving, as appropriate, this Agreement and the transactions contemplated hereby and the execution, issuance, sale and delivery of the Second Common Shares; and

                           (iii) the signatures and incumbency of the officers
                  of the Corporation authorized to execute and deliver the documents to which the Corporation is a party.

                  (f) Good Standing Certificates. At the Second Closing, the Corporation shall have delivered to Investor a good standing certificate dated not more than five business days prior to the Second Closing Date relating to the Corporation from the State of Nevada.

                  (g) Consents. At the Second Closing, the Corporation shall have delivered to Investor copies of all consents and approvals of third parties required under any licenses or agreements or otherwise in connection with the execution, delivery or performance by the Corporation of this Agreement or any of the other agreements or documents contemplated hereby.

                  (h) Legal Opinion. At the Second Closing, Latham & Watkins shall have delivered to Investor an opinion, dated the Second Closing Date, addressed to the Investor and in the form attached hereto as Exhibit E.

                  (i) Additional Documents. Investor shall have received such other documents, instruments, approvals or opinions as Investor may reasonably request.

                  Section 4.4. Conditions to Second Closing by the Corporation. The obligation of the Corporation to issue the Second Common Shares at the Second Closing is subject to the fulfillment to the reasonable satisfaction of Corporation at or prior to the Second Closing of the following condition:

                  (a) Stockholder Approval. The issuance of the Second Common Shares, the Warrant and the Warrant Shares shall have been approved by the requisite vote of stockholders of the Corporation in accordance with the applicable Nasdaq Marketplace Rules. .

                                    ARTICLE V

                            Reporting and Inspection


                  The Corporation hereby covenants and agrees:


                  5.1. Confidential Information. Each party hereto agrees that it will keep (and will cause each of its affiliates and its and their respective directors, officers, employees, representatives, agents, advisors, consultants, counsel, external or internal auditors and independent contractors to whom disclosure may be made in connection with the negotiation and performance of this Agreement or any agreement entered into in connection with this Agreement to keep) in confidence all documents, materials and other information which it shall have obtained or will obtain regarding the other parties during the course of the negotiations leading to the execution of this Agreement (whether obtained before or after the date of this Agreement) or at any time at which Investor or any of its affiliates own Common Stock. Such documents, information and materials shall not be communicated to any third person (other than counsel, accountants or financial advisors of Investor, the Corporation, employees of Investor and the Corporation and their affiliates who have a need to know and any Alliance that has agreed to bound by the provision of this Section 5.1). Investor shall not use such documents, materials and other information in any manner competitive with the Corporation. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than another party, which source was not itself known to such party after due inquiry to be bound by a confidentiality agreement and was not known by such party after due inquiry to have received such information, directly or indirectly, from a person or entity so bound, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable requirements of law or judicial or administrative process, but only to the extent it must be disclosed or (iv) such party reasonably deems necessary to disclose in connection with any judicial or arbitral proceeding to enforce any rights of such party under this Agreement or any agreement entered into in connection herewith or otherwise relating to the transactions contemplated hereby or thereby, but subject to cooperation with the other party to maintain the confidentiality of such disclosed information.

                  Section 5.2. Certain Information. The Corporation will provide to Investor by telephone communication to a representative of Investor designated for this purpose (or, at the election of the Corporation, in writing):

                  (a) promptly upon the occurrence thereof, notice of any material disputes with any significant customer or supplier or the occurrence of any other event which has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (b) promptly upon the Corporation's receipt of written notice thereof, written notice of (i) any material pending litigation affecting the Corporation or any of its subsidiaries, whether or not the claim is considered by the Corporation to be covered by insurance, and (ii) any material pending administrative or arbitration proceeding or investigation, or the receipt by the Corporation or any of its subsidiaries of any material notice or order from any regulatory body or agency having jurisdiction over the Corporation or any of its subsidiaries;

                  (c) promptly upon the Corporation obtaining knowledge thereof, notice of (i) any change in the business or affairs of the Corporation or any of its subsidiaries which has had, or could have, a Material Adverse Effect; (ii) any breach of any of its covenants, representations or warranties set forth in this Agreement; and (iii) a default by the Corporation or any of its subsidiaries under any note, indenture, loan agreement, mortgage, lease, deed or other material agreement to which the Corporation or such subsidiary is a party or by which the Corporation or any such subsidiary is bound, which default constitutes a payment default or a default that entitles, or with notice or lapse of time or both would entitle, the holder of such note, indenture, loan agreement, mortgage, lease, deed or other agreement to accelerate the payment or other obligations of the Corporation or such subsidiary thereunder provided such acceleration would constitute a Material Adverse Effect; and

                  (d) with reasonable promptness, such other data, reports and information as from time to time Investor may reasonably request and such data, press releases, reports and information as the Corporation or any of its subsidiaries may from time to time furnish to holders of its securities.


                                   ARTICLE VI

                              Additional Covenants

                  Section 6.1. Directors' Expenses. The Corporation shall reimburse each of its directors for the reasonable out-of-pocket expenses incurred by such director in attending meetings of the Board of Directors or any committee thereof and for otherwise fulfilling his fiduciary obligations as a director of the Corporation.

                  Section 6.2. Directors' Meetings. The Corporation shall use its reasonable best efforts to cause meetings of its Board of Directors periodically but not less often than quarterly.

                  Section 6.3. Indemnification. (a) The Corporation shall indemnify, defend and hold Investor and its directors, officers, employees, affiliates and agents (collectively, the "Indemnified Persons") harmless from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs and attorneys' fees (collectively, "Losses"), that any Indemnified Person shall incur or suffer, which arise, result from, or relate to (i) any breach or alleged breach of, or failure or alleged failure by the Corporation to perform, any of its representations, warranties, covenants or agreements in this Agreement the Warrant, the Registration Rights Agreement, the Stockholders Agreement, or in any other agreement or any schedule, certificate, exhibit or instrument furnished or to be furnished by the Corporation hereunder or thereunder (other than the Marketing Agreement), or
(ii) any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to the performance of this Agreement or any instrument, document or agreement executed or delivered in connection herewith (other than the Marketing Agreement); provided, however, that the indemnity under clause (ii) of this Section 6.3(a) shall not apply to any such Losses finally determined by a court of competent jurisdiction to have arisen from the recklessness or willful misconduct of such Indemnified Person. If the Corporation breaches any representation and warranty contained in Section
2.8 based upon the Corporation's infringement upon, misappropriation, violation or conflict with a third party's Intellectual Property, which Intellectual Property is used in the performance of the Corporation's obligations under the Marketing Agreement, the Indemnified Person shall have the right to require the Corporation to either (i) promptly license the right to use such Intellectual Property or (ii) promptly create Intellectual Property with substantially the same functionality.

                  (b) If any indemnifiable claim by a third party is made against any Indemnified Person, such Indemnified Person shall promptly provide written notice to the Corporation of such claim; provided that the failure to give such notice shall not affect any rights of such Indemnified Person hereunder except to the extent the Corporation is materially prejudiced by such failure to give notice. By delivering written notice to such Indemnified Person within 15 days after receipt of such Indemnified Person's notice, the Corporation may, or upon written request of such Indemnified Person shall, assume the defense of such claim at its sole expense through counsel reasonably satisfactory to such Indemnified Person, provided that (i) the Corporation shall not permit any lien, encumbrance or other adverse charge upon any asset of such Indemnified Person, (ii) the Corporation shall permit such Indemnified Person to participate in such settlement or defense through counsel selected by such Indemnified Person at such Indemnified Person's expense, and (iii) the Corporation shall agree to promptly reimburse such Indemnified Person for the full amount of its liability to the third party claimant provided such liability is indemnifiable under Section 6.3(a). If the Corporation shall not have employed counsel to defend such claim or if such Indemnified Person shall have reasonably concluded (with the written advice of counsel) that the position of such Indemnified Person and the Corporation may be in conflict, the Corporation shall not have the right to direct the defense of any such claim on behalf of such Indemnified Person and the reasonable legal and other expenses incurred by such Indemnified Person shall be borne by the Corporation. Notwithstanding the foregoing, each Indemnified Person shall have the right to pay or settle any such claim provided in such event it shall waive its right to indemnity therefor by the Corporation.

                  Section 6.4. No Solicitation. From and after the date hereof and through the date of the stockholders meeting contemplated by Section 8.3, the Corporation shall not, and shall use its reasonable best efforts to ensure that any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its subsidiaries do not, directly or indirectly, solicit, initiate or encourage any competing offers, investments or transactions similar to the transactions contemplated hereby, which offers, investments or transactions would reasonably be considered inconsistent with or would materially delay the consummation of the transactions contemplated hereby, nor engage in or continue discussions or negotiations relating to any such offers, investments or transactions; provided, however, that the Corporation may engage in discussions or negotiations with, or furnish information concerning the Corporation and its properties, assets and business to (without, in each case, directly or indirectly soliciting, initiating or encouraging discussions or negotiations) any Person if the Board of Directors of the Corporation reasonably concludes in good faith after consultation with its outside counsel that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law.

                  Section 6.5. Use of Proceeds. The Corporation shall use the net proceeds received by the Corporation from the sale of the Common Shares solely for activities directly related to (i) the Stuff Site and the Mall Site (as such terms are defined in the Marketing Agreement), (ii) the Corporation's electronic commerce solutions, designed so as to benefit Investor, and (iii) such other purposes to which the Corporation and Investor agree in writing.

                  Section 6.6. Sale of Common Stock. Without limiting the effect of Section 8.4, Investor shall use reasonable best efforts to ensure that it shall not transfer any of the Common Shares, the Warrant Shares or the Warrant to any Person or group which, to the knowledge of Investor, after due inquiry, owns, or as a result of such transfer would own, more than 5% of the outstanding Voting Securities or more than 5% of the Total Voting Power (as each is defined below) of the Corporation; provided that, the foregoing shall not prohibit Investor from making any transfer to: (i) any Significant Stockholder (as defined in the Stockholders Agreement) pursuant to the exercise by such Significant Stockholder of an Option (as defined in the Stockholders Agreement);
(ii) any affiliate of Investor that agrees to be bound by the terms and provisions of Section 6.6, Article VII and Section 8.4 of this Agreement and the Stockholders Agreement as though a party to such provisions or agreement, respectively; (iii) any Alliance that agrees to be bound by the terms and provisions of Section 6.6, Article VII and Section 8.4 of this Agreement and the Stockholders Agreement as though a party to such provisions or agreement, respectively; provided, however, that, subject to Section 3.1(a) of the Stockholders Agreement, such Alliance shall not be required to bind any of its affiliates to any of the provisions of this Agreement or the Stockholders Agreement; (iv) at any time after December 31, 1999, an offeror under any tender or exchange offer made pursuant to Section 14(d) of the Securities Exchange Act of 1934, as amended; or (v) at any time on or before December 31, 1999, an offeror under any tender or exchange offer made pursuant to Section 14(d) of the Securities Exchange Act of 1934, as amended, whose tender offer or exchange offer is recommended by the Board of Directors.

                  Section 6.7. Exchange of Certificates. Upon surrender by any holder to the Corporation of any certificate or certificates evidencing any securities (including the Common

Shares, the Warrant Shares and the Warrant), the Corporation at its expense will issue in exchange therefor, and deliver to such holder, new certificates, as the case may be, in such denomination or denominations as may be requested by such holder. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any security issued by it and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Corporation, and in the case of any such mutilation, upon surrender and cancellation of such security, the Corporation at its expense will issue and deliver to any such holder a new security of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

                                   ARTICLE VII

                                   Standstill

                  Section 7.1. Certain Definitions. For purposes of this
Agreement: (i) the term "beneficially own" (or any similar phrase) has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; (ii) the term "Voting Securities" shall mean any securities entitled to vote generally in the election of directors of the Corporation or its successors, securities convertible or exchangeable into or exchangeable for such securities and any rights or options to acquire any of the foregoing securities;
(iii) the term "Voting Power" shall mean the power to vote generally in the election of directors (or Persons serving similar functions) of the Corporation or its successors; (iv) the term "Total Voting Power" shall mean the total combined Voting Power of all Voting Securities then outstanding plus the prospective Voting Power of all Voting Securities issuable upon exercise of any options or warrants beneficially owned by the Investor or any of its Subsidiaries; (v) the term "Subsidiary", with respect to any Person, shall mean any corporation or other entity (a) of which a majority of the securities or other ownership interests generally having Voting Power to elect a majority of the board of directors or other individuals performing similar functions are at the time directly or indirectly owned by such Person or (b) as to which such Person directly or indirectly has the power to elect or designate such majority of the board of directors or such other individuals; provided, however, such term shall not include the Alliances (as defined in the Stockholders Agreement);
(vi) the term "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization; and (vii) "Acquisition Proposal" means any proposed acquisition of Voting Securities representing more than 20% of the Total Voting Power, whether by business combination, tender or exchange offer, or otherwise, or the proposed acquisition of all or substantially all the assets of the Corporation and its Subsidiaries, taken as a whole. A Person shall not be deemed to beneficially own securities held in a pension fund controlled by the Person. For the purpose of calculating the Total Voting Power during the Warrant Term (as defined below), the Investor shall be deemed to beneficially own the Warrant. For purposes of this Article VII, the term "Affiliate" shall mean First Data Corporation and its Subsidiaries.


                  Section 7.2. Acquisitions. Subject to Section 7.3, from the First Closing until the earlier of (i) the fifth anniversary of the First Closing or (ii) the third anniversary of the first date as of which the Investor and its Subsidiaries beneficially own Voting Securities representing less than 5% of the Total Voting Power, without the prior approval of a majority of the members of the Board of Directors of the Corporation who are not employees or officers of the Corporation or the Investor or any of their Subsidiaries or otherwise designated by Investor pursuant to the Stockholders Agreement, the Investor will not, and will cause each of its Subsidiaries and Affiliates (other than Alliances) not to, acquire any Voting Securities such that, after giving effect to such acquisition, the sum of (i) the Voting Securities beneficially owned by Investor, its

Subsidiaries and its Affiliates (other than Alliances) and (ii) the Voting Securities owned by any Alliance which have been transferred to such Alliance by Investor or any of its Affiliates in compliance with Section 3.1(a) of the Stockholders Agreement represents more than 39.9% of Total Voting Power; provided, however, that the provisions of this Section 7.2 shall not require the Investor, any of its Subsidiaries or Affiliates or any Alliance to sell or otherwise dispose of Voting Securities representing more than 39.9% of Total Voting Power (such Voting Securities representing Voting Power in excess of 39.9% of Total Voting Power, "Excess Voting Securities") to the extent that such Voting Securities constitute Excess Voting Securities as a result of a repurchase or other retirement of Voting Securities by the Corporation or any of its Subsidiaries or as a result of purchases made by the Investor, its Subsidiaries and Affiliates or any Alliance during any period in which the restrictions contained in this Section 7.2 were suspended pursuant to Section 7.3(b) (irrespective of any subsequent reinstatement thereunder).

                  Section 7.3. Suspension; Termination. (a) In the event that the Corporation enters into a written agreement pursuant to which an Acquisition Proposal is to be effected, then the restrictions set forth in Section 7.2 shall thereupon terminate.

                  (b) In the event that any Person (other than the Investor or any of its Subsidiaries or Affiliates or any Person acting on behalf of or in participation with any of the foregoing) commences a tender or exchange offer that, if fully consummated, would result in such Person, together with such Person's Subsidiaries, or any other Person acting on behalf of or in participation with such Person or its Subsidiaries, becoming the beneficial owner of Voting Securities representing more than 20% of the Total Voting Power, then the restrictions set forth in Section 7.2 shall thereupon be suspended (and during such period of suspension be of no force and effect). If, upon the expiration of such tender or exchange offer, the Person making such tender or exchange offer does not acquire an amount of Voting Securities sufficient to make the provisions of paragraph (c) of this Section 7.3 applicable, then such restrictions shall thereupon be reinstated, subject to further suspension or reinstatement in the event of the occurrence of further events described in the preceding sentence or this sentence, respectively.

                  (c) In the event that it is publicly announced or the Investor or the Corporation shall become aware (in which case it shall promptly notify the other) that any Person (other than the Investor or any of its Subsidiaries or Affiliates or any Person acting on behalf of or in participation with any of the foregoing), together with such Person's Subsidiaries, or any other Person acting on behalf of or in participation with such Person or its Subsidiaries, has become the beneficial owner of Voting Securities representing more than 20% of the Total Voting Power, then the restrictions set forth in Section 7.2 shall thereupon terminate.

                                  ARTICLE VIII

                                     Warrant

                  Section 8.1. Issuance of Warrant. As additional consideration for entering into this Agreement, subject to Section 8.3, the Corporation shall issue the Warrant to Investor on the terms and subject to the conditions provided herein.

                  (a) Certain Definitions. For purposes of this Agreement: (i) "Beta Test" shall mean the successful testing of the systems and technologies provided by the Corporation to logistically support the Mall (as defined in the Marketing Agreement) as reasonably determined by Investor; (ii) "Electronic Commerce Tools" shall have the meaning set forth in the Marketing Agreement;
(iii) "Mall Tenant" shall have the meaning set forth in the Marketing Agreement;
(iv) "Subscribers" shall mean all Mall Tenants that Investor and any of its affiliates or Alliances participated in soliciting; and (iv) "Warrant Term" shall mean the term beginning on the Closing Date and ending on the earlier of
(A) the second anniversary of the date of completion of the Beta Test and (B) the date of issuance of the Warrant.

                  (b) If, at any time during the Warrant Term, the Corporation has either (i) 25,000 Subscribers using Electronic Commerce Tools or (ii) 50,000 Subscribers for any product, then the Investor shall be entitled to issuance of the Warrant. Within five business days after the number Subscribers shall have been determined and such determination shall have become final and binding pursuant to Section 8.2, if the Investor is entitled to issuance of the Warrant pursuant to the preceding sentence, the Corporation shall deliver the Warrant to Investor duly executed by the Corporation and registered in the name of Investor.

                  (c) At the time of issuance, the Warrant shall entitle the holder thereof to purchase 5,000,000 shares of Common Stock at an exercise price of $17.00 per share; provided, however, that if the Warrant had been issued on the First Closing Date with such terms and prior to the time at which it is actually issued pursuant to Section 8.1(b) the number of shares of Common Stock covered by the Warrant, the exercise price per share or the type of securities deliverable upon exercise of the Warrant would have been adjusted or changed pursuant to the terms of the Warrant, then the Warrant shall be issued with such adjusted or changed terms.


                  Section 8.2. Determination of Subscribers. (a) Not later than 45 days following the end of each calendar quarter during the Warrant Term and at the end of the Warrant Term, the Corporation shall deliver to Investor a certificate (each such certificate being referred to as a "Preliminary Report") setting forth the Corporation's determination, with respect to such quarter (or, as applicable, as of the final date of the Warrant Term), the number of Subscribers using the Electronic Commerce Tools and the number of Subscribers for any product. Such certificate shall be accompanied by a system generated report, if available, and such other documentation reasonably available and necessary to establish the basis for the calculation thereof.

                  (b) Following receipt of the Preliminary Report, Investor may review the same and, within 30 business days after the date of such receipt, may deliver to the Corporation a certificate setting forth any objections to the determinations set forth in the Preliminary Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. If Investor does not object within such 30 business day period, the determinations set forth in the Preliminary Report shall be final and binding on the Corporation and Investor.

                  (c) If Investor timely objects within such 30-day period, the Corporation and Investor shall use their respective reasonable best efforts to resolve within 60 days after such timely objection by written agreement (the "Agreed Changes") any differences as to the determinations set forth in the Preliminary Report. If Investor and the Corporation so resolve any such differences, the determinations set forth in the Preliminary Report, as adjusted by the Agreed Changes, shall be final and binding on the Corporation and Investor.

                  (d) If any objections timely raised by Investor are not resolved by the Agreed Changes within the 60-day period contemplated in Section 2.7(c), then the Corporation and Investor shall submit the objections that are then unresolved to Ernst & Young LLP or any independent accountants of nationally recognized standing in the United States reasonably satisfactory to Investor and the Corporation (the "Accounting Firm"). The Accounting Firm shall be directed by the Corporation and Investor to seek to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to each of the Corporation and Investor setting forth its resolution of the disputed matters, and the determinations set forth in the Preliminary Report as adjusted by the Agreed Changes and such party's resolution of such objections shall be final and binding on the Corporation and Investor.

                  (e) The parties hereto shall make available to the Corporation and Investor, and, if applicable, the Accounting Firm, as the case may be, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review any Preliminary Report or any matters submitted to the Accounting Firm or system auditor, as the case may be.

                  (f) The reasonable fees and expenses of the Accounting Firm shall be shall be divided equally between the Corporation and Investor.


                  Section 8.3. Stockholder Meeting; Termination Fee. (a) The Corporation shall call a meeting of its the stockholders for the purpose of voting upon approval of the issuance of the Second Common Shares, the Warrant and the Warrant Shares (the "Share Issuance") to

Investor pursuant to the terms of this Agreement in accordance with the Nasdaq Marketplace Rules. Such stockholders meeting shall be held no later than the later of (a) January 31, 1999 or (b) 45 days after the Corporation has cleared all comments made by the SEC on the proxy statement (the "Proxy Statement") filed by the Corporation with the SEC in connection with the vote contemplated by this Section 8.3 (the "Termination Date"). The Corporation shall, through its Board of Directors, recommend to the stockholders of the Corporation approval of issuance of the Warrant and shall not withdraw such recommendation.

                  (b) The Corporation shall promptly prepare and file with the SEC the Proxy Statement; provided, however, the Corporation agrees to file a preliminary copy of the Proxy Statement with the SEC no later than December 11, 1998. The Corporation shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. As promptly as practicable after all of the SEC's comments on the Proxy Statement have been cleared, the Corporation shall mail the Proxy Statement to its stockholders.

                  (c) If the stockholders of the Corporation fail to approve the Share Issuance prior to the Termination Date, then the Corporation shall pay to Investor, within five business days after written demand by Investor, the sum of
(i) $1,000,000 and (ii) the Spread Amount (as defined below) by wire transfer of immediately available funds. "Spread Amount" shall mean the product of (i) 460,000 and (ii) the difference, if positive, between (A) the Closing Price (as defined in the Warrant) on the last trading day prior to the Termination Date and (B) $7.00. The Spread Amount shall be equitably adjusted in the event of any reclassification, stock split or stock dividend with respect to the Common Stock, any change or conversion of the Common Stock into other securities of the Corporation or any other dividend or distribution with respect to the Common Stock prior to the Termination Date. Nothing contained in this Section 8.3(c) shall be deemed to limit any remedies available to Investor for any breach of this Agreement by the Corporation which such remedies shall be in addition to any amounts received by Investor pursuant to this Section 8.3(c); provided, however, Investor's damages for failure of the stockholders to approve the Share Issuance shall be limited to the amount provided for in the first sentence of this Section 8.3(c).

                  Section 8.4. Non-Transferable Right. During the Warrant Term, Investor shall not transfer its rights pursuant to this Article VIII other than to an affiliate of Investor or to an Alliance.

                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.1 Confidentiality. Neither the Corporation nor Investor shall make, nor allow their respective financial consultants, accountants or lawyers to make, without the prior written consent of the other, any release to the press or any other public disclosure concerning this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement or the transactions contemplated hereby or thereby, except for disclosures made by the Corporation or Investor to their financial consultants, accountants or lawyers or such public disclosure as may be required under any applicable law, regulation or government order.

                  Section 9.2. Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only by a waiver of any rights of any such holders.

                  Section 9.3. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, the consummation of any closing, and any investigation made at any time by or on behalf of Investor.

                  Section 9.4. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Investor or holders of the Common Shares or the Warrant are also for the benefit of, and enforceable by, any subsequent holders.

                  Section 9.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  Section 9.6. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

                  Section 9.7. Notices. Any notices required, desired or permitted to be given hereunder, shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses (or to such other address as each party may specify in a notice given hereunder) or transmitted by facsimile transmission

(with such transmission promptly confirmed by writing delivered personally, by overnight courier or mailed as provided in this Section 9.7) and shall be deemed to have been received on the day of personal delivery, one business day after delivery to the overnight courier service, three business days after such mailing or, in the case of facsimile transmission, when received:

          If to Investor:
                            First Data Merchant Services Corporation
                            6200 South Quebec Street
                            Englewood, Colorado 80111
                            Attention: President
                            Facsimile: (303) 488-8705

                                      -and-

                            First Data Merchant Services Corporation
                            6200 South Quebec Street
                            Englewood, Colorado 80111
                            Attention: General Counsel
                            Facsimile: (303) 889-6566

          with a copy in the case of a notice to Investor to:

                            Sidley & Austin
                            One First National Plaza
                            Chicago, IL  60603
                            Attention:  Frederick C. Lowinger, Esq.
                            Facsimile: (312) 853-7036

          If to the Corporation:

                            iMall, Inc.
                            233 Wilshire Boulevard
                            Santa Monica, California 90401
                            Attention:  Richard M. Rosenblatt
                            Facsimile:  (310) 309-4100
          with a copy in the case of a notice to the Corporation to:

                              Latham & Watkins
                              633 West Fifth Street, Suite 4000
                              Los Angeles, CA 90071
                              Attention:  Brian G. Cartwright, Esq.
                              Facsimile: (213) 891-8763

                  SECTION 9.8. GOVERNING LAW. THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

                  Section 9.9. Final Agreement. This Agreement, together with those documents which are exhibits hereto, constitute the final agreement of the parties concerning the matters referred to herein and therein, and supersedes all prior and contemporaneous agreements and understandings.

                  Section 9.10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of Common Shares or the Warrant upon any breach or default of the Corporation under this Agreement, the Common Shares, the Warrant, the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement, the Charter or the By-laws, or any other agreement contemplated hereby or thereby shall impair any such right, power or remedy of any such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement, the Common Shares, the Warrant, the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement, the Charter, or the By-laws must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under either this Agreement, the Common Shares, the Warrant, the Registration Rights Agreement, the Stockholders Agreement, the Marketing Agreement, the Charter or the By-laws or otherwise afforded to any holder of Common Shares or Warrant shall be cumulative and not alternative.

                  Section 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

                  Section 9.12. Attorneys' Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the other party, in addition to any other relief ordered by the court.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of October, 1998.


                                        iMall, Inc.


                                        ----------------------------------------
                                        By:      Richard M. Rosenblatt
                                        Title:   Chairman and Chief Executive
                                                 Officer


                                        First Data Merchant Services Corporation


                                        ----------------------------------------
                                        By:      Richard E. Aiello
                                        Title:   Senior Vice President

                                    EXHIBITS



A        Form of Warrant

B        Form of Registration Rights Agreement

C        Form of Stockholders Agreement

D        Form of Marketing Agreement

E        Form of Opinion of Counsel